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                                                                   EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
NetVantage, Inc.

We consent to the use of our report relating to the financial statements of NetVantage, Inc. as of December 31, 1997 and for the year then ended, and related schedule, incorporated by reference in the Registration Statement on Form S-4 of Cabletron Systems, Inc., and the related Proxy Statement/Prospectus, and to the reference to our firm under the heading "Experts" in the related Proxy Statement/Prospectus.

                                          KPMG Peat Marwick LLP

Orange County, California
July 28, 1998